UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/24/2013

Atlas Resource Partners, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35317

Delaware	45-3591625
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Park Place Corporate Center One
1000 Commerce Drive, Suite 400
Pittsburgh, PA 15275
(Address of principal executive offices, including zip code)

800-251-0171
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 24, 2013, Mark D. Schumacher, Executive Vice President of Atlas Resource Partners GP, LLC (the "General Partner"), the general partner of Atlas Resource Partners, L.P., was appointed Chief Operating Officer of the General Partner. In connection with Mr. Schumacher's appointment as Chief Operating Officer, Matthew A. Jones, the General Partner's former Chief Operating Officer, resigned his position effective October 24, 2013, but will continue to serve as President of the General Partner.

Mr. Schumacher, 51, has served as Executive Vice President of the General Partner since July 2012. From August 2008 to July 2012, he served as President of Titan Operating, LLC, which was acquired by Atlas Resource Partners, L.P. in July 2012. From November 2006 until August 2008, Mr. Schumacher served as President of Titan Resources, LLC, which built an acreage position in the Barnett Shale that it sold to XTO Energy in October 2008. From February 2005 to November 2006, Mr. Schumacher served as the Team Lead of EnCana Oil & Gas (USA) Inc. where he was responsible for Encana's Barnett Shale development. Mr. Schumacher was an engineer with Union Pacific Resources from 1984 to 2000. Mr. Schumacher has over 29 years of experience in drilling, production and reservoir engineering management, operations and business development in East Texas, Austin Chalk, Barnett Shale, Mid-Continent, the Rockies, the Gulf of Mexico, Latin America and Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Resource Partners, L.P.

Date: October 30, 2013	By:	/s/ Lisa Washington
Lisa Washington
Chief Legal Officer and Secretary